UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Level 3 Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #
LEVEL 3 COMMUNICATIONS, INC.
ANNUAL MEETING OF STOCKHOLDERS Thursday, May 20, 2010 9:00 a.m. Mountain Time
HEADQUARTERS OF LEVEL 3 COMMUNICATIONS, INC. 1025 Eldorado Blvd. Broomfield, Colorado 80021
Directions to the Level 3 Communications, Inc. Annual Meeting are available in the 2009 Annual Report which can be viewed at www.ematerials.com/lvlt.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 20, 2010.

        Notice is hereby given that the Annual Meeting of Stockholders of Level 3 Communications, Inc. will be held at the Headquarters of Level 3 Communications, Inc, 1025 Eldorado Blvd., Broomfield, Colorado 80021 on Thursday, May 20, 2010 at 9:00 a.m. Mountain Time.

        This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

        The 2009 Annual Report, Notice of 2010 Annual Meeting and Proxy Statement are available at www.ematerials.com/lvlt

        If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before May 8, 2010 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

        The Board of Directors recommends that you vote FOR the following proposals:

1.
To reelect all 14 directors of the Board of Directors of Level 3 each for a one-year term until the 2011 Annual Meeting of Stockholders or until their successors have been elected and qualified.

2.
To approve the granting to the Level 3 Board of Directors of discretionary authority to amend our Restated Certificate of Incorporation to effect a reverse stock split at one of four ratios.

3.
To approve an amendment to our Restated Certificate of Incorporation increasing the number of authorized shares of our common stock, par value $.01 per share, by 400 million from 2.5 billion to 2.9 billion.

4.
To approve the amendment and restatement of the Level 3 Communications, Inc. 1995 Stock Plan (Amended and Restated as of April 1, 1998) to, among other things, extend the term of the plan to May 20, 2020 and increase the number of shares of our common stock, par value $.01 per share, that are reserved for issuance under the plan by 50 million.

5.
To authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

You may immediately vote your proxy on the Internet at:

www.eproxy.com/lvlt

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDT) on May 19, 2010.

  •
  Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

        Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

[ICON]	Internet—Access the Internet and go to www.ematerials.com/lvlt. Follow the instructions to log in, and order copies.
[ICON]	Telephone—Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.
[ICON]	Email—Send us an email at ep@ematerials.com with "lvlt Materials Request" in the subject line. The email must include:
• The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.
• Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.
• If you choose email delivery you must include the email address.
• If you would like this election to apply to delivery of material for all future meetings, write the word "Permanent" and include the last 4 digits of your Tax ID number in the email.